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                                                                   EXHIBIT 10.17
                                                                   -------------


          CONSULTING AGREEMENT dated as of February 1, 1999, between CONSOL INC., a Delaware corporation (hereinafter the "Corporation") and B. R. Brown (hereinafter "Mr. Brown").

     Mr. Brown is Chairman of the Board of Directors of the Corporation. He has been employed by the Corporation under an agreement dated December 9, 1996, as extended until June 30, 1998 (by a written agreement dated February 26, 1998), and as extended until January 31, 1999 (by informal agreement). He will retire as Chairman of the Board effective January 31, 1999. In view of his long experience with the Corporation and his knowledge of its affairs, the Corporation desires to have him available to act as a consultant to the President of the Corporation during the period February 1, 1999, to January 31, 2000, on the terms and conditions hereinafter set forth.

     Accordingly, the parties hereto hereby agree as follows:

     1.  Period of Consultancy. During the period February 1, 1999, to January
         ---------------------
31, 2000, Mr. Brown shall serve the Corporation in the capacity of general consultant. To that end he shall be available for consultation and advice as and when the President of the Corporation may reasonably require. Mr. Brown shall not, however, be required to attend regularly at any



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business office of the Corporation or to live at any specified place for any stated period or periods of time. Insofar as it shall be practicable from a business point of view, the Corporation shall consider the reasonable convenience of Mr. Brown in timing its requests, and the failure or inability of Mr. Brown by reason of illness or cause beyond his control to respond to such requests shall not be deemed to constitute a default on his part in the performance of his obligations under this Agreement. Mr. Brown agrees to render his services in such manner and under such circumstances as shall be in the best interests of the Corporation and consistent with its general policies. The services which Mr. Brown shall render to the Corporation under this Agreement shall be rendered in the capacity of an independent contractor.

          2.  Compensation. As compensation for his services under this
              ------------
Agreement, the Corporation will pay to Mr. Brown $360,000 per year, payable in equal monthly installments, in the period February 1, 1999, to January 31, 2000; provided, that, if in any month Mr. Brown shall actually be engaged in work for
--------
the Corporation for more than six days (whether or not consecutive), the Corporation will pay to him a consultation fee of $5,000 for each such additional day (or substantial part thereof) in such month that Mr. Brown shall actually be engaged in work for the Corporation. In said period the Corporation will reimburse Mr. Brown for any out-of-pocket disbursements which he shall

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reasonably incur in connection with the performance of his services under this
Agreement.

          3.  No Competition: Confidentiality.  Mr. Brown (a) until January 31,
              -------------------------------
2001, will not, without the consent of the Corporation, in any way engage as principal, agent or employee in any business competitive with that of the Corporation and (b) will endeavor in all respects to act in accordance with the interests of the Corporation. Mr. Brown will not at any time, reveal, divulge or make known, either directly or through another, to any person, firm or corporation, any confidential information received by him at any time touching the operations or the financial, business or other affairs of the Corporation or any of its affiliates or any customer or supplier of any of them; provided, that
                                                                  --------
confidential information shall not include any information which (i) is known generally to the public other than as a result of unauthorized disclosure by Mr. Brown, (ii) becomes available to Mr. Brown on a non-confidential basis from a source other than the Corporation or any of its affiliates, or (iii) was available to Mr. Brown on a non-confidential basis prior to its disclosure to Mr. Brown or any of its affiliates.

          4.  Other Post-Retirement Rights. This Agreement shall not be deemed
              ----------------------------
to affect in any respect (a) the rights which Mr. Brown shall have under any Employment Retirement Plan of the Corporation after January 31, 1999, or (b) any other post-retirement rights that may have been expressly granted to him by

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written contract with the Corporation or by reason of his participation in any plan of the Corporation for the benefit of its employees. It is understood that for all purposes (including all purposes of any plan of the Corporation for the benefit of its employees) Mr. Brown shall not be deemed to be an employee of the Corporation for any period after January 31, 1999.

          5.  No Assignment. Any purported assignment of this Agreement by Mr.
              -------------
Brown or the Corporation, in whole or in part, without the prior written consent of the other party shall be void; provided, that upon the sale of all or
                                  --------
substantially all the assets, business and goodwill of the Corporation to another corporation, or upon the merger or a consolidation of the Corporation with another corporation, this Agreement shall inure to the benefit of and be binding upon both Mr. Brown and the Corporation purchasing the assets, business and goodwill, or surviving or arising out of such merger or consolidation, as the case may be.

          6.  Governing Law.  This Agreement shall be governed by and
              -------------
interpreted under the laws of the Commonwealth of Pennsylvania.

          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed in its corporate name by its President.

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and Mr. Brown has hereunto set his hand, all as of the day and year first above written.

                                   CONSOL INC.


                                   By: /s/ J. Brett Harvey
                                      ----------------------------
                                      President


                                   /s/ B. R. Brown
                                   -------------------------------
                                   B. R. Brown

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                    [LETTERHEAD OF RHEINBRAUN APPEARS HERE]



                                                                February 1, 1999

Mr. B. R. Brown
CONSOL Inc.
1800 Washington Road
Pittsburgh, PA 15241
USA


Re:  BOARD OF DIRECTORS OF CEI AND CI
     --------------------------------


Dear Mr. Brown:

We refer to the Consulting Agreement dated this date between you and Consol Inc. ("CI"), a subsidiary of Consol Energy Inc. ("CEI"). The period of consultancy under that agreement expires on January 31, 2000. You are also a member of the boards of directors of CEI and CI.

This will confirm the intention of Rheinbraun AG, as the majority stockholder of CEI, to continue your service as a director of CEI and CI until January 31, 2000, and of your agreement so to serve CEI and CI, subject to the respective by-laws of CEI and CI. Unless extended to a later date by mutual written agreement, you shall be deemed to have resigned from both said directorships as of January 31, 2000.

Very truly yours,


Rheinbraun Aktiengesellschaft

                                                   ACCEPTED:



                                                   /s/ B. R. Brown
                                                   ------------------
                                                   B. R. Brown